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                                                                EXHIBIT 21.1


                           COGENTRIX ENERGY, INC.
                                SUBSIDIARIES

Cogentrix Energy, Inc. (NC)
     Cogentrix Delaware Holdings, Inc. (DE)
          Cogentrix Holdings Corporation (NC)
               Cogentrix, Inc. (NC)
                    Cogentrix Eastern Carolina Corporation (NC)
                    Cogentrix of  North Carolina Holdings, Inc. (NC)
                         Cogentrix of North Carolina, Inc. (NC)
                         Roxboro/Southport I, Inc. (NC)+
                              Roxboro/Southport II, Inc. (NC)+
                                   Roxboro/Southport General Partnership (NC)+
                    Cogentrix of Virginia, Inc. (VA)
                    Cogentrix Virginia Leasing Corporation (NC)
               Cogentrix of Richmond, Inc. (NC)
               Cogentrix of Rocky Mount, Inc. (NC)
                    Cogentrix of Pennsylvania, Inc. (DE)
                    ReUse Technology, Inc. (NC)
                     (doing business as: RT Development Company; RT
                      Environmental Services; RT Grading and Utilities;
                      and RT Soil Sciences)
                    Cogentrix - Mexico, Inc. (NC)
                         Cogeneracion Mexicana, S.A. de C.V. (Mexico)
                    CI Properties, Inc. (NC)
                    Cogentrix of Asia Pte Ltd. (Singapore)
          Cogentrix of Latin America, Inc. (NC)
          Cogentrix of Vancouver, Inc. (NC)
          Cogentrix of Rathdrum I, Inc. (NC)+
          Cogentrix of Rathdrum II, Inc. (NC)+
               Rathdrum Generation Partners Limited Partnership (DE)+ Cogentrix of Birchwood I, Inc. (DE)+/++
          Cogentrix of Birchwood II, Inc. (DE)+
               Cogentrix/Birchwood One Partners (DE)+/++
                    Cogentrix/Birchwood Two, L.P. (DE)++
          Cogentrix Energy Power Marketing, Inc. (NC)
          Cogentrix of Ft. Davis I, Inc. (DE)
          Cogentrix Greenhouse Investments, Inc. (DE)
          Cogentrix of Pocono, Inc. (DE)
          Cogentrix of Marfa, Inc. (DE)
          Cogentrix of Buffalo, Inc. (DE)
     Cogentrix International Holdings, Inc. (DE)
          Cogentrix International Holdings, BV (Netherlands)
               Cogentrix Mauritius Company (Mauritius)
               Yellow Sea Cogeneration Company, Limited (Mauritius)
          Liberty Power/Cogentrix Bolivia, Inc. (DE)

(Partners and Partnerships denoted by plus sign)